                                                                     Exhibit 4.8

                                     WARRANT

     NO.  106                    WATER CHEF, INC.              2,000,000  Shares

                        WARRANT TO PURCHASE COMMON STOCK

                          VOID AFTER 5:30 P.M., EASTERN
                          TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES  ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT
BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),  AND
MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT
COMPLIANCE  WITH THE  REGISTRATION  OR  QUALIFICATION  PROVISIONS  OF APPLICABLE
FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

            FOR VALUE RECEIVED, WATER CHEF, INC., a Delaware corporation (the
"Company"), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m.Eastern Time, on the
Expiration Date (as hereinafter defined) to Shaul Kochan (the "Employee") or registered assigns (together with the Employee, the "Holder"), under the terms as hereinafter set forth, Two Million (2,000,000) fully paid and non assessable shares of the Company's Common Stock, par value $0.001 per share (the "Warrant
Stock"), at a purchase price of eleven and three quarter cents ($0.1175) per share (the "Warrant Price"), pursuant to this Warrant (this "Warrant"). The
Warrant will vest, and become exercisable, at the rate of one million (1000,000)
shares on the date of the grant and the balance of one million (1,000,000)
Shares on the first anniversary of such grant, and will be exercisable in .full for the second and third years until it expires on March 28, 2010. The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term "Common Stock"
shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

            Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 10.

      1.    EXERCISE OF WARRANT.

            a. Subject to the terms hereof, the Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 10, the subscription form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United
States of America, for the number of shares of the Wan ant Stock specified in the subscription, or as otherwise provided in this Warrant, prior to 5:30 p.m.,
Eastern Time, on March 28, 2010 (the "Expiration Date").

            b. This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of
Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chief Executive
Officer of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

            c. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based, upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded)
at the time of exercise of this Warrant.

            d. In the event of any exercise of the rights represented by this
Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.

            e. If the Employee's employment with or service to the Company or any Subsidiary terminates by reason of death, this Warrant may thereafter be exercised, to the extent then exercised by the Holder, for a period of one year after the date of such death or until the expiration of the storied term of this
Warrant, whichever period is shorter.

            f. If the Employee's employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, this
Warrant may thereafter be exercised, to the extent it was exercisable at the time of termination due to disability, but may not be exercised one year after the date of such termination of employment or service or the expiration of the stated term of this Warrant, whichever period is shorter; provided, however, that, if the Employee dies within such one year period, any unexercised portion of this Warrant held by the Holder shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of this Warrant, whichever is shorter.

            g.If the Employee's employment with or service to the Company or an
Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), this Warrant may thereafter be exercised to the extent it was exercisable at the time of such retirement, but may not be exercised three months after the date of such termination of employment or service or the expiration of the stated term of this Warrant, whichever period is shorter;
provided, however, that, if the Employee dies within such three month period, any unexercised portion of this Warrant held by the Holder shall thereafter be exercisable, to the extent to which was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of this
Warrant, whichever period is shorter.

      For purposes Of this paragraph (g) "Normal Retirement" shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan exists, age 65, and "Early Retirement"
shall mean retirement from active employment with the Company pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan exists, age 55.

            h. If the Employee's employment with or service to the Company or any Subsidiary terminates for any reason other than death, disability or Normal or Early Retirement, this Warrant shall thereupon terminate, except that the portion of this Warrant that was exercisable on the date of such termination of employment or service may be exercised for the lesser of three months after the date of termination or the balance of this Warrant's term if the Employee's employment or service with the Company or any Subsidiary is terminated by the
Company or any such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Board of Directors of the Company).
The transfer of an Employee from the employ of or service to the Company to the employ of or service to a subsidiary of the Company, or vice versa, or from one subsidiary to another, shall be deemed to constitute a termination of employment or service for purposes of this Warrant.

      2.    DISPOSITION OF WARRANT STOCK AND WARRANT.

            a. The Holder hereby acknowledges that this Warrant and any Warrant
Stock purchased pursuant hereto are, as of the date hereof, not registered: (i)
under the Act On the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this
Warrant does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the
Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the sari ;
subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

            The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale pr transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the
Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the

Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

            b. If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act the Company may at its election require that the Holder provide the Company with written reconfirmation of the
Holder's investment intent and that any stock certificate delivered to the
Holder of a surrendered Warrant shall bear legends reading substantially as follows:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
      THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD TRANSFERRED, PLEDGED OR
      OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
      STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL
      SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT
      REQUIRED UNDER SAID ACT."

In addition, so log as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer"
orders with respect to such certificates and the shires represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

      3. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

      4. EXCHANGE, TRANSFER, OR ASSIGNMENT OF WARRANT. This Warrant is
exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or
Holders thereof to purchase in the aggregate the same number of shares of Common
Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a Written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

      5.    CAPITAL ADJUSTMENTS. This Warrant is subject to the following further provisions:

            a. RECAPITALIZATION, RECLASSIFICATION, AND SUCCESSION. If any
recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the
Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of
Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares. of
Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

            b. SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

            c. STOCK AND RIGHTS OFFERING TO SHAREHOLDERS. If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than
Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the "Securities"), then in each such case, the Company shall reserve shares or other units of such securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior the record date for the distribution of the
Securities, exercised this Warrant.

            d. WARRANT PRICE ADJUSTMENT. Whenever the number of shares of
Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the. Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

            e. CERTAIN SHARES EXCLUDED. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this
Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

            f. DEFERRAL AND CUMULATION OF DE MINIMIS ADJUSTMENTS. The Company
shall not be required to make any adjustment pursuant to this Section 5 amount of such adjustment would. be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant
Price in effect immediately before the event giving rise to such next subsequent adjustment.

            g. DURATION OF ADJUSTMENT. Following each computation or
readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

      6.    NOTICE TO HOLDERS.

            a. NOTICE OF RECORD DATE. In case:

                  (i) the Company shall take a record of the holders of its
Common Stock (or other stock or securities at the time receivable upon the exercise or this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the
Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

                  (ii) of any capital reorganization of the Company, any
reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                  (iii) of any voluntary dissolution. liquidation or winding up of the Company:

then, and in each such case, the Company will mail or cause to be mailed to the holder hereof at the time outstanding a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to he fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification,

consolidation, merger, conveyance, dissolution or winding up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30)
days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

            b. CERTIFICATE OF ADJUSTMENT. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chief Executive Officer setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and numbs of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

      7.    LOSS, THEFT, DESTRUCTION, OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation .thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

      8.    WARRANT HOLDER NOT A STOCKHOLDER. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

      9.    DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the respective meanings:

            a. "AFFILIATE": with respect to any Person, the following: (i) any other Person that at. such time directly or indirectly through one or more intermediaries controls, or is controlled by or under common control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the
Company or any Subsidiary or any corporation of which the Company and its
Subsidiaries beneficially own or hole, in the aggregate, directly or indirectly,
10% of more of any class of voting or equity interests. As used in such definition, "controls," "controlled by" and "under common control," as used with respect to an Person, shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management policies of such
Person, whether through the ownership of voting securities, by agreement or otherwise.

            b. "PERSON": any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof

            c. "SUBSIDIARIES": with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities brother ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such
Person or one or more subsidiaries of such Person.

      10.   NOTICES. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at 48 South
Service Road, Suite 100, Melville, New York 11747, Attention: Chief Executive
Officer, or to the Holder at the name and address set forth in the Warrant
Register maintained by the Company.

      11.   CHOICE OF LAW. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL
PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF
THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF, CONFLICTS OF LAW.

      12.   JURISDICTION AND VENUE. The Company and Holder hereby agree that any dispute which may arise :between them arising out of or in connection with this
Warrant shall be adjudicated before a court located in Nassau County, New York and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York located in Nassau County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

      IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this 29th day of March, 2007.

                                                WATER CHEF

                                                By: /s/ David A. Conway
                                                    ----------------------------
                                                    Name: David A. Conway
                                                    Title: Asst. Secretary